U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report: December 30, 2004

I.C. ISAACS & COMPANY, INC.
(Exact name of issuer as specified in its charter)

Delaware	0-23379	52-1377061
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)
3840 Bank Street, Baltimore, Maryland 21224-2522
(Address and Zip Code of Principal Executive Offices)

(410) 342-8200
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01   Entry into a Material Definitive Agreement

On December 30, 2004, Registrant’s subsidiary, I.C. Isaacs & Company, LP (the “Borrower”), entered into a three year $25,000,000 loan and security agreement (the “Loan Agreement”) with Wachovia Bank, National Association (the “Lender”).

The Loan Agreement will enable the Borrower to borrow up to $25,000,000 or a lesser aggregate amount determined by defined levels of the Borrower’s eligible accounts receivable and inventory, at interest rates that may be based on the Lender’s prime rate or LIBOR.

The Borrower’s obligations to the Lender have been secured by a first priority security interest in all of the Borrower’s personal property, and have been guaranteed by the Registrant.

Item 9.01   Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

(a)  Financial Statements — none

(b)  Pro forma financial information — none

(c)  Exhibits

Number	Description
10.122	Loan and Security Agreement dated December 30, 2004 between Wachovia Bank, National Association and I.C. Isaacs & Company, LP

Signature

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I.C. Isaacs & Company, Inc.

Dated: January 6, 2005	By:	/s/ Peter J. Rizzo
Peter J. Rizzo, Chief Executive Officer